PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
FIRST QUARTER ENDED MARCH 31, 2013

Fort Lauderdale, Florida
April 29, 2013

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for its first quarter ended March 31, 2013. For the quarter ended March 31, 2013, net loss attributable to SEACOR Holdings Inc. was $10.9 million, or $0.55 per diluted share.
Executive Chairman of the Board, Charles Fabrikant, commented: "We are very unhappy with our results for both this quarter and the fourth quarter of 2012.  As noted in the discussion of highlights that follow, these disappointing results resulted primarily because of four factors: (i) a large seasonal swing in revenues and expenses that negatively impacted our lift boat business; (ii) reduced barge activity levels for our inland group's dry cargo fleet; (iii) an impairment charge for two harbor tugs; and (iv) poor results from our ethanol investment.  We believe the outlook for offshore activity in the U.S. Gulf of Mexico is positive, however, and we are also evaluating various paths to return our ethanol operation to profitability."
For the preceding quarter ended December 31, 2012, the Company reported a net loss attributable to SEACOR Holdings Inc. of $2.6 million, or $0.13 per diluted share, including a loss from continuing operations of $12.2 million, or $0.61 per diluted share.
A comparison of results for the quarter ended March 31, 2013 with the preceding quarter ended December 31, 2012 is included in "Highlights for the Quarter" discussion below.
For the quarter ended March 31, 2012, net income attributable to SEACOR Holdings Inc. was $36.5 million, or $1.75 per diluted share, including income from continuing operations of $21.3 million, or $1.02 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating income was $5.2 million on operating revenues of $124.0 million compared with operating income of $19.3 million on operating revenues of $141.1 million in the preceding quarter.
In the U.S. Gulf of Mexico, operating revenues were $2.5 million lower in the first quarter. Time charter revenues for the Company's liftboat fleet were $8.2 million lower primarily due to the seasonal downturn for that fleet. The decrease was partially offset by increased time charter revenues of $5.5 million for the Company's anchor handling towing supply vessels primarily due to increased utilization in support of platform supply activities. The number of out of service days attributable to drydockings increased by 292, or 230%, during the first quarter. Utilization was 73.7% compared with 77.1% in the preceding quarter and average day rates increased from $14,404 to $15,119 per day. As of March 31, 2013, the Company had one vessel cold-stacked in the U.S. Gulf of Mexico.

In International regions, excluding the contribution of the wind farm utility vessels, operating revenues were $13.2 million lower in the first quarter. In Mexico, Central and South America, time charter revenues were $5.6 million lower, primarily due to an increase in out-of-service days attributable to drydocking activity and weak spot market conditions in Brazil. In Asia, time charter revenues were $5.1 million lower, primarily due to the sale of a vessel to one of the Company's joint ventures and lower utilization following the conclusion of a term charter for a vessel operating in Sakhalin. Time charter revenues were lower in other geographical regions primarily due to weaker market conditions and the weakening of the pound sterling against the U.S. dollar. Utilization was 83.2% compared with 88.9% in the preceding quarter and average day rates decreased from $12,372 per day to $10,942 per day.

Operating expenses were $1.4 million lower in the first quarter. Personnel expenses and the cost of fuel, lubes and supplies were lower consistent with reduced utilization levels and fewer days in the quarter. These reductions were partially offset by higher drydocking expenses primarily due to an extensive drydocking program during the seasonal downturn of the liftboat fleet. During the first quarter, drydocking costs were $11.2 million compared with $7.3 million in the preceding quarter. The number of out-of-service days attributable to drydockings was 645 days compared with 323 days in the preceding quarter.

Administration and general expenses were $4.6 million lower in the first quarter primarily due to additional compensation expenses incurred during the preceding quarter arising from the acceleration of restricted stock awards originally scheduled to vest in 2013 and 2014.

In the first quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, decreased by 408 days, or 4% primarily due to fewer days in the quarter. Overall utilization, excluding wind farm utility vessels, decreased from 83.0% to 79.0% and overall average day rates, excluding wind farm utility vessels, decreased by 3% from $13,306 per day to $12,878 per day. Time charter operating data by vessel class is presented in the table included herein.
Inland River Services - Operating income was $3.3 million on operating revenues of $50.1 million compared with operating income of $8.9 million on operating revenues of $66.5 million in the preceding quarter. First quarter results included $0.7 million of gains on asset dispositions compared with $1.4 million in gains in the preceding quarter. Operating results for the pooled hopper barge fleet were lower in the first quarter primarily due to weak demand for barge freight as a consequence of lower grain exports resulting in idling a portion of the fleet. United States grain exports are not currently competitive in the global market.
Shipping Services - Operating income was $3.8 million on operating revenues of $46.5 million compared with operating income of $5.7 million on operating revenues of $46.3 million in the preceding quarter. Operating results for petroleum transportation were $3.1 million higher in the first quarter primarily due to less out-of-service time and lower drydocking expenses. Operating results for harbor towing and bunkering were $5.4 million lower in the first quarter primarily due to higher repairs and maintenance and drydocking expenses, and an impairment charge of $3.0 million for two harbor tugs. Operating results for short-sea and liner transportation were $0.4 million higher primarily due to improved operational efficiencies and lower repairs and maintenance expenses. Equity in losses in both quarters were primarily attributable to losses in the Company's Jones Act liner transportation joint venture.
Ethanol and Industrial Alcohol - Ethanol and Industrial Alcohol reported a segment loss of $3.3 million on operating revenues of $32.8 million compared with a segment loss of $2.2 million on operating revenues of $42.3 million in the preceding quarter. Operating results in both quarters were negatively impacted by higher corn prices.
Other - Other reported a segment profit of $2.4 million during the first quarter primarily due to a gain on the sale of real property. In the preceding quarter, segment loss included equity in losses of $9.2 million primarily due to the one-time recognition of deferred tax liabilities on the deconsolidation of non-deductible goodwill upon the contribution of O'Brien's Response Management Inc. in exchange for an equity interest in Witt O'Brien's LLC.
Corporate and Eliminations - Administrative and general expenses were $9.3 million compared with $18.2 million in the preceding quarter. The decrease was primarily due to $6.8 million of expense recorded in the preceding quarter associated with the acceleration of restricted stock awards originally scheduled to vest in 2013 and 2014 and lower accruals for bonuses.
Interest Expense - Interest expense was $12.8 million compared with $7.8 million in the preceding quarter primarily due to higher borrowing costs following the issuance of the Company's 2.5% Senior Convertible Notes, partially offset by the repayment of borrowings on the SEACOR revolving credit facility in the preceding quarter.
Foreign Currency - Foreign currency losses, net of $4.0 million during the first quarter were primarily due to the weakening of the pound sterling against the euro and U.S. dollar.

Discontinued Operations - On January 31, 2013, the Company completed the spin-off Era Group Inc. ("Era Group"), the entity that operated the Company's Aviation Services business segment, by means of a dividend to SEACOR's stockholders of all the issued and outstanding common stock of Era Group, which is now a stand-alone public company. Discontinued operations includes the results of Era Group as well as the operations previously reported as discontinued in SEACOR's most recent Annual Report on Form 10-K filed with the SEC on February 27, 2013.
Capital Commitments - As of March 31, 2013, the Company's unfunded capital commitments were $151.8 million and included: 14 offshore support vessels for $106.1 million; seven inland river tank barges for $15.0 million; five inland river towboats for $12.7 million; four harbor tugs for $7.4 million; and other equipment and improvements for $8.0 million. In addition, the Company notified a lessor of its intent to purchase two harbor tugs currently operating under capital leases for $2.6 million. Of these commitments, $97.8 million is payable during 2013 with the balance payable through 2015. Subsequent to March 31, 2013, the Company committed to purchase additional equipment for $49.7 million.
As of March 31, 2013, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $557.2 million.
* * * * *
SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, inland river and shipping. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating Revenues	$267,064	$297,849
Costs and Expenses:
Operating	200,913	208,419
Administrative and general	35,645	34,991
Depreciation and amortization	33,548	29,702
	270,106	273,112
Gains on Asset Dispositions and Impairments, Net	2,015	3,777
Operating Income (Loss)	(1,027)	28,514
Other Income (Expense):
Interest income	3,167	2,643
Interest expense	(12,840)	(9,987)
Debt extinguishment losses, net	—	(160)
Marketable security gains, net	3,995	3,358
Derivative losses, net	(2,107)	(2,958)
Foreign currency gains (losses), net	(4,011)	1,661
Other, net	3	(84)
	(11,793)	(5,527)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	(12,820)	22,987
Income Tax Expense (Benefit)	(2,653)	9,460
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(10,167)	13,527
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(869)	7,661
Income (Loss) from Continuing Operations	(11,036)	21,188
Income (Loss) from Discontinued Operations, Net of Tax	(211)	15,185
Net Income (Loss)	(11,247)	36,373
Net Loss attributable to Noncontrolling Interests in Subsidiaries	(373)	(115)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(10,874)	$36,488

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$(10,763)	$21,303
Discontinued operations	(111)	15,185
	$(10,874)	$36,488
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.55)	$1.04
Discontinued operations	—	0.74
	$(0.55)	$1.78
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.55)	$1.02
Discontinued operations	—	0.73
	$(0.55)	$1.75
Weighted Average Common Shares Outstanding:
Basic	19,738,930	20,519,660
Diluted	19,738,930	20,893,210

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Operating Revenues	$267,064	$362,368	$338,855	$309,225	$297,849
Costs and Expenses:
Operating	200,913	270,500	254,005	244,545	208,419
Administrative and general	35,645	55,942	39,509	36,301	34,991
Depreciation and amortization	33,548	34,398	34,347	33,220	29,702
	270,106	360,840	327,861	314,066	273,112
Gains on Asset Dispositions and Impairments, Net	2,015	7,804	9,064	3,342	3,777
Operating Income (Loss)	(1,027)	9,332	20,058	(1,499)	28,514
Other Income (Expense):
Interest income	3,167	3,435	3,890	7,392	2,643
Interest expense	(12,840)	(7,816)	(10,076)	(10,012)	(9,987)
Debt extinguishment losses, net	—	—	—	—	(160)
Marketable security gains (losses), net	3,995	(333)	(1,730)	11,596	3,358
Derivative gains (losses), net	(2,107)	(378)	(2,030)	2,554	(2,958)
Foreign currency gains (losses), net	(4,011)	(34)	1,028	(1,024)	1,661
Other, net	3	(309)	7,098	443	(84)
	(11,793)	(5,435)	(1,820)	10,949	(5,527)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	(12,820)	3,897	18,238	9,450	22,987
Income Tax Expense (Benefit)	(2,653)	3,769	7,702	3,250	9,460
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(10,167)	128	10,536	6,200	13,527
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(869)	(12,423)	(1,297)	295	7,661
Income (Loss) from Continuing Operations	(11,036)	(12,295)	9,239	6,495	21,188
Income (Loss) from Discontinued Operations, Net of Tax	(211)	9,578	6,265	4,804	15,185
Net Income (Loss)	(11,247)	(2,717)	15,504	11,299	36,373
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(373)	(93)	(598)	50	(115)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(10,874)	$(2,624)	$16,102	$11,249	$36,488

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$(10,763)	$(12,242)	$9,837	$6,445	$21,303
Discontinued operations	(111)	9,618	6,265	4,804	15,185
	$(10,874)	$(2,624)	$16,102	$11,249	$36,488
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.55)	$(0.61)	$0.48	$0.31	$1.04
Discontinued operations	—	0.48	0.31	0.24	0.74
	$(0.55)	$(0.13)	$0.79	$0.55	$1.78
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.55)	$(0.61)	$0.47	$0.31	$1.02
Discontinued operations	—	0.48	0.31	0.23	0.73
	$(0.55)	$(0.13)	$0.78	$0.54	$1.75
Weighted Average Common Shares of Outstanding:
Basic	19,739	20,173	20,433	20,585	20,520
Diluted	19,739	20,173	20,740	20,871	20,893
Common Shares Outstanding at Period End	20,106	19,888	20,851	20,948	21,114
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$5.00	$—	$—	$—

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Offshore Marine Services
Operating Revenues	$124,016	$141,133	$134,322	$123,276	$121,086
Costs and Expenses:
Operating	90,031	91,414	88,842	94,084	75,340
Administrative and general	14,827	19,456	14,795	13,146	11,856
Depreciation and amortization	16,287	16,750	16,051	15,859	12,882
	121,145	127,620	119,688	123,089	100,078
Gains on Asset Dispositions	2,339	5,822	6,585	624	1,845
Operating Income	5,210	19,335	21,219	811	22,853
Other Income (Expense):
Derivative gains (losses), net	150	(243)	—	—	—
Foreign currency gains (losses), net	(3,264)	(409)	717	(354)	1,123
Other, net	—	(9)	—	11	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,313	1,146	1,238	1,001	1,829
Segment Profit	$3,409	$19,820	$23,174	$1,469	$25,805

OIBDA(1)	$21,497	$36,085	$37,270	$16,670	$35,735
Drydocking expenditures (included in operating costs and expenses)	$11,225	$7,261	$4,343	$10,810	$5,329
Out-of-service days for drydockings	645	323	315	795	378

Inland River Services
Operating Revenues	$50,077	$66,476	$53,293	$53,302	$53,490
Costs and Expenses:
Operating	36,389	47,630	38,320	37,463	35,183
Administrative and general	4,024	4,689	3,480	3,773	3,982
Depreciation and amortization	7,084	6,684	7,335	7,244	7,007
	47,497	59,003	49,135	48,480	46,172
Gains on Asset Dispositions	697	1,378	3,503	858	1,927
Operating Income	3,277	8,851	7,661	5,680	9,245
Other Income (Expense):
Foreign currency gains (losses), net	(137)	144	33	(71)	(22)
Other, net	—	(1)	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,387)	(1,772)	(2,227)	439	250
Segment Profit	$753	$7,222	$5,467	$6,048	$9,473

OIBDA(1)	$10,361	$15,535	$14,996	$12,924	$16,252

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Shipping Services
Operating Revenues	$46,476	$46,322	$45,157	$42,824	$45,733
Costs and Expenses:
Operating	26,614	28,250	28,089	28,214	27,572
Administrative and general	5,177	5,614	6,567	5,505	4,867
Depreciation and amortization	7,797	7,880	7,776	7,362	7,617
	39,588	41,744	42,432	41,081	40,056
Gains (Losses) on Asset Dispositions and Impairments, Net	(3,069)	1,123	145	1,860	—
Operating Income	3,819	5,701	2,870	3,603	5,677
Other Income (Expense):
Foreign currency gains (losses), net	(7)	(11)	8	(4)	13
Other, net	14	20	7,145	257	30
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,505)	(2,606)	(551)	(774)	(217)
Segment Profit	$2,321	$3,104	$9,472	$3,082	$5,503

OIBDA(1)	$11,616	$13,581	$10,646	$10,965	$13,294
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$74	$2,137	$—	$—	$—
Out-of-service days for drydockings of U.S.-flag product tankers	1	27	—	—	—

Ethanol and Industrial Alcohol
Operating Revenues	$32,849	$42,280	$47,813	$58,938	$39,619
Costs and Expenses:
Operating	34,045	43,364	45,472	57,201	37,405
Administrative and general	661	516	545	434	425
Depreciation and amortization	1,489	1,549	1,578	1,578	1,052
	36,195	45,429	47,595	59,213	38,882
Operating Income (Loss)	(3,346)	(3,149)	218	(275)	737
Other Income (Expense):
Derivative gains (losses), net	39	900	(1,035)	(236)	(485)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	—	—	—	—	6,154
Segment Profit (Loss)	$(3,307)	$(2,249)	$(817)	$(511)	$6,406

OIBDA(1)	$(1,857)	$(1,600)	$1,796	$1,303	$1,789

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Other
Operating Revenues	$14,324	$68,394	$58,336	$30,893	$38,108
Costs and Expenses:
Operating	14,488	62,027	53,287	27,566	33,077
Administrative and general	1,656	7,492	5,635	5,899	4,798
Depreciation and amortization	99	721	753	711	689
	16,243	70,240	59,675	34,176	38,564
Gains (Losses) on Asset Dispositions and Impairments, Net	1,907	(363)	(1,169)	—	5
Operating Loss	(12)	(2,209)	(2,508)	(3,283)	(451)
Other Income (Expense):
Derivative gains (losses), net	842	649	(838)	2,516	(1,417)
Foreign currency gains (losses), net	(167)	12	(25)	(84)	99
Other, net	54	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,710	(9,191)	243	(371)	(355)
Segment Profit (Loss)	$2,427	$(10,739)	$(3,128)	$(1,222)	$(2,124)

OIBDA(1)	$87	$(1,488)	$(1,755)	$(2,572)	$238

Corporate and Eliminations
Operating Revenues	$(678)	$(2,237)	$(66)	$(8)	$(187)
Costs and Expenses:
Operating	(654)	(2,185)	(5)	17	(158)
Administrative and general	9,300	18,175	8,487	7,544	9,063
Depreciation and amortization	792	814	854	466	455
	9,438	16,804	9,336	8,027	9,360
Gains (Losses) on Asset Dispositions and Impairments, Net	141	(156)	—	—	—
Operating Loss	$(9,975)	$(19,197)	$(9,402)	$(8,035)	$(9,547)
Other Income (Expense):
Derivative gains (losses), net	$(3,138)	$(1,684)	$(157)	$274	$(1,056)
Foreign currency gains (losses), net	(436)	230	295	(511)	448
Other, net	(65)	(319)	(47)	175	(114)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company's executive officers and other shore-based employees; (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company's ability to service existing fixed charges and incur additional indebtedness.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$312,977	$248,204	$198,068	$289,851	$250,937
Restricted cash	27,129	28,285	191,782	18,347	25,958
Marketable securities	22,568	21,668	22,134	32,821	68,586
Receivables:
Trade, net of allowance for doubtful accounts	172,889	224,944	216,861	199,049	213,254
Other	41,139	45,334	61,486	55,701	31,353
Inventories	31,966	25,787	22,356	27,248	31,965
Deferred income taxes	3,530	3,530	9,007	9,007	9,007
Prepaid expenses and other	8,834	12,719	14,256	10,883	8,596
Discontinued operations	384	108,153	175,836	156,461	198,903
Total current assets	621,416	718,624	911,786	799,368	838,559
Property and Equipment:
Historical cost	2,186,892	2,238,383	2,220,488	2,168,106	2,212,159
Accumulated depreciation	(785,765)	(763,803)	(745,503)	(714,730)	(694,115)
	1,401,127	1,474,580	1,474,985	1,453,376	1,518,044
Construction in progress	113,381	110,296	150,520	143,100	138,678
Net property and equipment	1,514,508	1,584,876	1,625,505	1,596,476	1,656,722
Investments, at Equity, and Advances to 50% or Less Owned Companies	299,778	272,535	230,834	281,992	179,931
Construction Reserve Funds & Title XI Reserve Funds	194,477	195,629	179,932	192,420	259,926
Goodwill	17,978	17,978	56,702	56,702	56,702
Intangible Assets, Net	15,754	15,305	19,931	21,116	22,132
Other Assets	51,576	55,123	63,235	66,861	83,255
Discontinued Operations	—	840,724	829,311	830,882	809,726
	$2,715,487	$3,700,794	$3,917,236	$3,845,817	$3,906,953

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$15,435	$21,920	$193,539	$21,759	$19,291
Current portion of capital lease obligations	2,711	2,900	4,442	4,719	2,289
Accounts payable and accrued expenses	69,008	107,892	101,455	96,929	97,717
Other current liabilities	109,300	93,093	120,500	137,415	160,041
Discontinued operations	300	39,836	76,726	59,756	64,647
Total current liabilities	196,754	265,641	496,662	320,578	343,985
Long-Term Debt	655,384	655,309	592,314	649,206	654,471
Capital Lease Obligations	36	59	87	117	2,848
Deferred Income Taxes	422,719	426,027	452,482	436,589	432,526
Deferred Gains and Other Liabilities	116,572	120,342	112,661	124,273	128,131
Discontinued Operations	2,599	490,741	379,546	445,870	473,634
Total liabilities	1,394,064	1,958,119	2,033,752	1,976,633	2,035,595
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	369	367	366	366	366
Additional paid-in capital	1,340,875	1,330,324	1,277,751	1,271,617	1,265,708
Retained earnings	1,047,426	1,473,509	1,576,518	1,560,416	1,549,167
Shares held in treasury, at cost	(1,089,064)	(1,088,560)	(997,541)	(987,485)	(970,023)
Accumulated other comprehensive loss, net of tax	(4,321)	(1,986)	(3,604)	(5,831)	(5,369)
	1,295,285	1,713,654	1,853,490	1,839,083	1,839,849
Noncontrolling interests in subsidiaries	26,138	29,021	29,994	30,101	31,509
Total equity	1,321,423	1,742,675	1,883,484	1,869,184	1,871,358
	$2,715,487	$3,700,794	$3,917,236	$3,845,817	$3,906,953

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Offshore Marine Services
Anchor handling towing supply	19	19	19	19	19
Crew	47	47	48	48	48
Mini-supply	9	9	9	9	9
Standby safety	25	25	25	25	26
Supply	26	26	25	28	28
Towing supply	3	3	3	3	5
Liftboats	20	20	20	20	20
Specialty	11	10	9	9	9
Wind farm utility	31	30	30	30	30
	191	189	188	191	194

Inland River Services
Inland river dry-cargo barges	1,434	1,444	1,444	1,453	1,479
Inland river liquid tank barges	80	81	80	78	77
Inland river deck barges	20	20	20	20	20
Inland river towboats	31	31	31	31	30
Dry-cargo vessel	1	1	1	1	1
	1,566	1,577	1,576	1,583	1,607

Shipping Services
U.S.-flag product tankers	8	8	8	8	8
U.S.-flag container vessel	1	1	1	1	1
U.S.-flag articulated tug-barge	1	1	1	1	—
U.S.-flag deck barges	5	5	5	5	—
U.S.-flag RORO barges	2	2	2	2	—
Azimuth drive harbor tugs	15	15	15	15	16
Conventional drive harbor tugs	11	11	12	12	13
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag RORO vessels	7	7	7	8	8
	55	55	56	57	51

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Rates Per Day Worked:
Anchor handling towing supply	$26,683	$25,059	$22,794	$24,541	$30,928
Crew	7,664	7,231	7,267	7,134	7,803
Mini-supply	7,666	7,664	7,735	7,424	7,409
Standby safety	9,642	10,001	9,806	9,679	9,230
Supply	14,915	16,599	16,567	14,354	16,662
Towing supply	9,349	9,573	8,265	9,269	9,301
Specialty	12,950	20,635	26,195	14,557	12,964
Liftboats	18,573	20,673	19,830	17,454	—
Overall Average Rates Per Day Worked (excluding wind farm utility)	12,878	13,306	12,718	12,068	13,174
Wind farm utility	2,142	2,653	2,882	2,802	2,431
Overall Average Rates Per Day Worked	10,657	11,160	10,552	10,019	10,839

Utilization:
Anchor handling towing supply	74%	63%	57%	63%	77%
Crew	91%	91%	94%	84%	79%
Mini-supply	74%	85%	88%	98%	98%
Standby safety	88%	87%	89%	87%	86%
Supply	72%	87%	77%	75%	84%
Towing supply	100%	94%	54%	51%	48%
Specialty	25%	57%	59%	45%	62%
Liftboats	64%	80%	82%	70%	—%
Overall Fleet Utilization (excluding wind farm utility)	79%	83%	82%	77%	81%
Wind farm utility	82%	88%	96%	93%	86%
Overall Fleet Utilization	79%	84%	85%	80%	82%

Available Days:
Anchor handling towing supply	1,530	1,632	1,564	1,547	1,547
Crew	3,060	3,220	3,233	3,276	3,363
Mini-supply	630	644	644	637	637
Standby safety	2,160	2,208	2,208	2,195	2,275
Supply	1,581	1,656	1,631	1,649	1,705
Towing supply	180	184	184	360	364
Specialty	360	329	276	273	273
Liftboats	1,620	1,656	1,656	1,656	—
Overall Fleet Available Days (excluding wind farm utility)	11,121	11,529	11,396	11,593	10,164
Wind farm utility	2,790	2,760	2,760	2,730	2,647
Overall Fleet Available Days	13,911	14,289	14,156	14,323	12,811